Exhibit 10.1

1321 Mountain View Circle, Azusa, CA, 91702, Tel: (626) 334-5310, Fax: (626) 334-5324

___________, 2008

[INVESTOR NAME]

RE:
Convertible note held by you in the principal amount of $_________, due September 1, 2008, and issued by the Company pursuant to a Securities Purchase Agreement dated March 29, 2006 (the “2006 SPA”), and related Transaction Documents (as defined therein) which such note was part of a series originally referred to as the 10% Senior Secured Amortizing Convertible Debentures and that was restructured pursuant to a Conversion Agreement dated March 2, 2007 (the “Conversion Agreement”) (the “________Note”)

Dear Sir:

Further to our discussions, this binding letter agreement shall restructure the _______ Note and related Transaction Documents as follows:

1.	The Conversion Price of the _________ Note shall be changed to $0.025, subject to adjustment as provided for in the Transaction Documents.
2.	The Maturity Date of the _________ Note shall be changed to September 1, 2009.
3.	Section 8(a)(vi) of the Debenture Agreement underlying the _________ Note shall be amended by adding the following:

“provided that default by the Company or any Subsidiary on any notes originally issued to Double U Master Fund LP, AJW Partners LLC, AJW Qualified Partners LLC, AJQ Offshore Fund, or New Millennium Capital Partners II LLC under the 2006 SPA shall not be an Event of Default”.

4.
The _______ warrants to acquire common stock held by you, numbered __ on the books and records of Viral Genetics, shall be amended by reducing the Exercise Price to $0.05, subject to adjustment as provided for in the Transaction Documents.

5.	The definition of “Exempt Issuance” shall be expanded by adding the following:

“ (i) any private placement of securities with no registration rights where the purchase price of shares is $0.02 per share or greater, and the exercise price of any related warrants is $0.04 per share or greater.”

6.	You hereby waive all defaults, violations, penalties and liquidated damages under any of the Transaction Documents, whether known or unknown, existing on the date of this Agreement.
7.	All other provisions of the Transaction Documents shall remain unchanged, in full force and effect.
8.	Terms that are not explicitly defined herein shall be interpreted pursuant to the Transaction Documents (as that term is defined in the 2006 SPA).
9.	Upon execution by you, this is a binding legal agreement and you represent that you have legal authority to bind the undersigned.

VIRAL GENETICS, INC.

Haig Keledjian, CEO and President

AGREED:	[INVESTOR NAME]
Authorized Signatory:

Name and Title: